UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2007

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 27, 2007, the Board of Directors of The Boeing Company (the “Company”), upon the recommendation of the Governance, Organization and Nominating Committee, elected Arthur D. Collins, Jr., Chairman of the Board and Chief Executive Officer of Medtronic, Inc., as a new director. Mr. Collins, along with all incumbent directors, will be a nominee for the director election by shareholders at the 2007 Annual Meeting of Shareholders. Mr. Collins will serve on the Audit Committee and the Finance Committee. There was no arrangement or understanding between Mr. Collins and any other persons pursuant to which Mr. Collins was selected as a director and there are no related persons transactions between Mr. Collins and the Company.

Mr. Collins will receive the standard compensation provided to all Boeing nonemployee directors. This compensation consists of a cash retainer fee of $75,000 per year and a grant of retainer stock units equal in number to the number of shares of Boeing stock that could be purchased with an aggregate of $130,000 per year. The Company reimburses nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with their services. The nonemployee director compensation program is described in further detail in the Company’s proxy statement for its 2006 Annual Meeting filed with the Securities and Exchange Commission on March 24, 2006 as supplemented by Exhibit (10)(i) to the Company’s Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on October 25, 2006. A copy of the Company’s press release announcing the election of Mr. Collins is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Number of Directors

On February 27, 2007, the Board of Directors amended the Company’s By-Laws by increasing the number of directors from ten to eleven.

Majority Vote Amendments

On February 27, 2007, the Board of Directors also amended Article I, Section 11; Article II, Section 2.2; and Article VIII, Section 1 of the Company’s By-Laws, to adopt a new majority vote standard in uncontested director elections. The new majority vote standard in Article I, Section 11 replaces plurality voting in uncontested director elections, and requires a nominee to receive more “For” votes than “Against” votes cast at a meeting for the election of directors at which a quorum is present. Plurality voting will continue to be the standard for the election of directors in contested elections. The change to Article II, Section 2.2 was a conforming amendment.

The amendments to Section 11 also require that any shareholder nominating a candidate for election as director give a timely notice to the Company that includes information regarding the shareholder and the candidate that would be required to be disclosed in proxy statements or other filings made in connection with solicitations of proxies for contested elections, including the candidate’s statement whether, if elected, the candidate intends to tender, upon being elected or re-elected, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting and Board acceptance of the resignation. The candidate must also deliver to the Company a written questionnaire with respect to the candidate’s background and qualification, as well as a written representation and agreement requiring the candidate to disclose certain types of voting commitments and compensation arrangements. The representation and agreement must also contain an assurance that the candidate, if elected as director, would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Article VIII, Section 1 of the By-Laws was amended to provide that amendments to Article I, Section 11.2 regarding the voting standard in director elections can only be made by the shareholders, except that the Board may make technical or administrative amendments to that section.

Amendment to Deadline for Rule 14a-4(c) Shareholder Proposals

A conforming amendment to Article I, Section 11 of the By-Laws changed the dates during which shareholders may timely submit proposals for consideration at shareholder annual meetings that will not be included in the proxy statement, such as shareholder nominations of candidates for the election of directors. This change will be reflected in the Company’s 2007 proxy statement.

The Board of Directors ordered the By-Laws as so amended to be restated. The foregoing summary of the By-Law amendments is qualified in its entirety by reference to the text of the Company’s By-Laws, as amended and restated on February 27, 2007, a copy of which is attached hereto as Exhibit 3.2 and is incorporated by reference.

Item 8.01	Other Events.

Corporate Governance Principles: Director Resignation

In connection with the By-Law amendments referred to in Item 5.03 of this Form 8-K, the Board of Directors on February 27, 2007 also approved amendments to the Company’s Corporate Governance Principles (the “Principles”), to provide that the Board will nominate only those persons who tender, in advance, irrevocable resignations. The irrevocable resignations will be effective upon the failure to receive the required vote at any annual meeting at which they are nominated for re-election and Board acceptance of the resignation. The Board will act on the resignation, taking into account the recommendation of the Governance, Organization and Nominating Committee (the “Committee”), and publicly disclose its decision within ninety days from the date of the certification of the election results. The director who resigned in accordance with the Principles will not participate in the Committee recommendation or Board decision on the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

Corporate Governance Principles: Recoupment Policy

On February 27, 2007, the Board of Directors also amended the Corporate Governance Principles to include a recoupment policy that the Board had previously adopted on December 11, 2006. The policy provides that the Board may require reimbursement of incentive compensation paid to an executive officer in the event it is later determined that the executive officer’s intentional misconduct caused or substantially caused a substantial restatement of financial statements that led to the awarding of unearned incentive compensation.

The foregoing summary of the amendments to the Corporate Governance Principles is qualified in its entirety by reference to the text of the Company’s Corporate Governance Principles, as amended on February 27, 2007, a copy of which is attached hereto as 99.2 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated on February 27, 2007

99.1	Press Release dated March 1, 2007

99.2	Corporate Governance Principles of The Boeing Company, as amended on February 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ James C. Johnson

James C. Johnson
Vice President, Corporate Secretary and Assistant
General Counsel

Dated: March 5, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated on February 27, 2007

99.1	Press Release dated March 1, 2007

99.2	Corporate Governance Principles of The Boeing Company, as amended on February 27, 2007